Exhibit 99.1

Press Contact: Holly Lawrence TIBCO Software Inc. (650) 846-8463 hlawrenc@tibco.com	Investor Relations Contact: Michael Magaro TIBCO Software Inc. (650) 846-5747 mmagaro@tibco.com

TIBCO SOFTWARE REPORTS

RECORD FOURTH QUARTER AND ANNUAL

FINANCIAL RESULTS;

ANNOUNCES STOCK REPURCHASE PROGRAM

PALO ALTO, Calif., December 21, 2005 – TIBCO Software Inc. (Nasdaq:TIBX), a leading business integration and process management software company that enables real-time business, today announced results for its fourth fiscal quarter and year ended November 30, 2005. Total revenues for the fourth quarter were $134.4 million. License revenues for the fourth quarter were $66.8 million. Fiscal year 2005 revenues were $445.9 million. Net income for the quarter calculated in accordance with generally accepted accounting principles was $26.6 million or $0.12 per share on a fully diluted basis.

TIBCO had non-GAAP net income for the fourth fiscal quarter of $21.8 million and $53.3 million for the year. TIBCO’s non-GAAP net income per share on a fully diluted basis was $0.10 per share for the quarter and $0.24 for the year. Non-GAAP results exclude stock-based compensation charges, restructuring charges and amortization of acquired intangibles and assume a non-GAAP effective tax rate of 38%.

“With a record quarter of revenue, we have given a strong finish to the year and created good momentum for Fiscal 2006,” said Vivek Ranadivé, Chairman and CEO of TIBCO Software. “I believe the current strength and leadership of our products in the areas of SOA, BPM and Predictive Analytics, coupled with our continued focus on their evolution, positions us well to take advantage of the growing importance of and opportunity for infrastructure software.”

Highlights for TIBCO’s Fourth Fiscal Quarter of 2005

During Q4, TIBCO added 89 new customers and made significant sales to both new and existing customers, including Union Pacific Railroad, Embratel Group, Seagate Technology, Inc., Harvard Pilgrim Health Care and Allstate Insurance Company.

Stock Repurchase Program

TIBCO’s Board of Directors has approved an eighteen-month stock repurchase program pursuant to which TIBCO may repurchase up to $100 million of its outstanding common stock from time to time on the open market or through privately negotiated transactions. The timing and amount of any repurchases will depend upon market conditions and other corporate considerations.

Conference Call Details

TIBCO Software has scheduled a conference call for 5:00 p.m. Eastern Time today to discuss its fourth fiscal quarter results. The conference call will be hosted by CCBN and may be accessed over the Internet at http://www.tibco.com or via dial-in at (800) 500-0177 or (719) 457-2679. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available through midnight on January 21, 2005 at www.tibco.com or via dial-in at (888) 203-1112 or (719) 457-0820. The pass code for both the call and the replay is 8328748.

About TIBCO Software

TIBCO Software Inc. (NASDAQ:TIBX) is a leading business integration and process management software company that enables real-time business. Real-Time Business is about helping companies become more cost-effective, more agile and more efficient. TIBCO has delivered the value of Real-Time Business, what TIBCO calls The Power of Now®, to over 2,000 customers around the world and in a wide variety of industries. For more information on TIBCO’s proven enterprise backbone, business integration, business process management, and business optimization solutions, TIBCO can be reached at +1 650-846-1000 or on the Web at www.tibco.com. TIBCO is headquartered in Palo Alto, CA.

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TIBCO, the TIBCO logo, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

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Use of Non-GAAP Financial Information

TIBCO provides non-GAAP net income and net income per share data as additional measures of its operating results. TIBCO believes that non-GAAP financial measures of income provide useful information to management and investors regarding certain additional financial and business trends relating to the company’s financial condition and results of operations. For example, the non-GAAP results are an indication of TIBCO’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core business operational results. In addition, these non-GAAP results are among the primary indicators management uses as a basis for planning for and forecasting of future periods. These measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States and may be different from non-GAAP measures used by other companies.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements regarding the momentum in TIBCO’s business and TIBCO’s ability to take advantage of future opportunities in the infrastructure software market. Actual results could differ materially from such forward-looking statements if demand for integration software or economic conditions affecting the market for integration software fluctuate or if TIBCO is unable to compete successfully with new or existing competitors. In addition, TIBCO’s intentions with regard to the stock repurchase program may be affected by a number of factors which include the market price of TIBCO’s stock, general business and market conditions, and management’s determination of alternative needs and uses of TIBCO’s cash resources. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2004 and Quarterly Report on Form 10-Q for the quarter ended August 28, 2005. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Non-GAAP Consolidated Statements of Operations

Impact of Non-GAAP Adjustments on Reported Net Income

(Unaudited)

(in thousands, except per share data)

	Three Months ended November 30, 2005			Year ended November 30, 2005
	GAAP	Adjustments (1)	Non-GAAP As Adjusted	GAAP	Adjustments (1)	Non-GAAP As Adjusted
Revenue	$134,431	$—	$134,431	$445,910	$—	$445,910
Cost of revenue	34,186	(1,330)	32,856	124,193	(5,973)	118,220

Gross profit	100,245	1,330	101,575	321,717	5,973	327,690
Operating expenses:
Research and development	21,604	—	21,604	73,136	(9)	73,127
Sales and marketing	36,683	(19)	36,664	140,370	(104)	140,266
General and administrative	10,051	—	10,051	37,320	(1)	37,319
Restructuring charges	—	—	—	3,905	(3,905)	—
Amortization of acquired intangibles	2,397	(2,397)	—	8,912	(8,912)	—

Total operating expenses	70,735	(2,416)	68,319	263,643	(12,931)	250,712
Income from operations	29,510	3,746	33,256	58,074	18,904	76,978
Interest and other income, net	1,898	—	1,898	9,007	—	9,007

Income before income taxes	31,408	3,746	35,154	67,081	18,904	85,985
Provision for (benefit from) income taxes (2)	4,821	8,538	13,359	(5,474)	38,148	32,674

Net income	$26,587	$(4,792)	$21,795	$72,555	$(19,244)	$53,311

Net income per share - Basic	$0.13		$0.10	$0.34		$0.25

Shares used to compute net income per share - Basic	211,444		211,444	213,263		213,263

Net income per share - Diluted	$0.12		$0.10	$0.32		$0.24

Shares used to compute net income per share - Diluted	220,513		220,513	223,977		223,977

(1)	The following table summarizes the adjustments presented:

	Three Months ended November 30, 2005	Year ended November 30, 2005
Net income, GAAP	$26,587	$72,555
Stock-based compensation	19	129
Amortization of acquired intangibles	3,727	14,870
Restructuring charges	—	3,905
Provision for income taxes	(8,538)	(38,148)

Net income, non-GAAP	$21,795	$53,311

(2)	The estimated non-GAAP effective tax rate for 2005 of 38% has been used to adjust the provision for income taxes for non-GAAP purposes.

TIBCO Software Inc.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months ended		Year ended
	November 30, 2005	November 30, 2004	November 30, 2005	November 30, 2004
Revenue:
License revenue:
Non-related parties	$66,753	$66,336	$187,850	$197,753
Related parties	—	4,214	16,038	16,333

Total license revenue	66,753	70,550	203,888	214,086

Service and maintenance revenue:
Non-related parties	64,457	50,599	228,539	155,864
Related parties	1,233	2,996	6,973	12,692
Reimbursable expenses	1,988	1,514	6,510	4,578

Total service and maintenance revenue	67,678	55,109	242,022	173,134

Total revenue	134,431	125,659	445,910	387,220
Cost of revenue:
Cost of license	3,542	3,940	12,694	11,587
Cost of service and maintenance	30,644	26,761	111,499	81,610

Total cost of revenue	34,186	30,701	124,193	93,197

Gross Profit	100,245	94,958	321,717	294,023

Operating expenses:
Research and development	21,604	17,954	73,136	61,100
Sales and marketing	36,683	36,997	140,370	123,486
General and administrative	10,051	9,767	37,320	29,048
Acquired in-process research & development	—	—	—	2,200
Restructuring charges	—	2,186	3,905	2,186
Amortization of acquired intangibles	2,397	2,053	8,912	5,253

Total operating expenses	70,735	68,957	263,643	223,273

Income from operations	29,510	26,001	58,074	70,750
Interest income	3,786	2,310	13,318	8,436
Interest expense	(671)	(693)	(2,711)	(2,771)
Other income (expense), net	(1,217)	(1,086)	(1,600)	(2,700)

Income before income taxes	31,408	26,532	67,081	73,715
Provision for (benefit from) income taxes	4,821	8,308	(5,474)	28,795

Net income	$26,587	$18,224	$72,555	$44,920

Net income per share - Basic	$0.13	$0.09	$0.34	$0.22

Shares used to compute net income per share - Basic	211,444	212,432	213,263	207,506

Net income per share - Diluted	$0.12	$0.08	$0.32	$0.20

Shares used to compute net income per share - Diluted	220,513	227,628	223,977	220,927

TIBCO Software Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands)

	November 30, 2005	November 30, 2004
ASSETS
Current assets:
Cash and cash equivalents	$208,756	$180,849
Short-term investments	268,882	292,686
Accounts receivable, net	121,159	109,002
Accounts receivable from related parties	1,243	2,886
Other current assets	18,111	16,984

Total current assets	618,151	602,407

Property and equipment, net	116,457	118,058
Long-term deferred income tax assets	27,440	—
Other assets	34,559	32,389
Goodwill	261,075	265,137
Acquired intangibles, net	64,742	64,820

Total assets	$1,122,424	$1,082,811

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,656	$7,058
Accrued liabilities	59,872	84,429
Accrued restructuring and excess facilities costs	6,390	9,489
Deferred revenue	82,300	60,633
Current portion of long-term debt	1,798	1,708

Total current liabilities	160,016	163,317
Accrued excess facilities costs, less current portion	23,599	29,878
Long-term deferred income tax liabilities	13,875	18,991
Long-term debt, less current portion	48,345	50,143
Other long-term liabilities	2,970	—

Total liabilities	248,805	262,329

Total stockholders’ equity	873,619	820,482

Total liabilities and stockholders’ equity	$1,122,424	$1,082,811

TIBCO Software Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Year ended
	November 30, 2005	November 30, 2004
Cash flows from operating activities:
Net income	$72,555	$44,920
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	14,990	13,152
Amortization of acquired intangibles	14,870	11,955
Loss on disposal of property and equipment	109	—
Write-off in-process research and development	—	2,200
Stock-based compensation	129	236
Realized loss on investments, net	275	402
Deferred income tax	(21,893)	666
Tax benefits related to acquisitions	1,149	4,315
Tax benefits related to stock options	15,851	6,006
Changes in assets and liabilities:
Accounts receivable	(8,764)	(36,817)
Accounts receivable from related parties	1,643	(73)
Other assets	(2,853)	4,410
Accounts payable	2,774	1,315
Accrued liabilities, restructuring and excess facilities costs	(26,823)	16,461
Deferred revenue	18,816	5,592

Net cash provided by operating activities	82,828	74,740

Cash flows from investing activities:
Purchases of short-term investments	(231,489)	(530,754)
Sales and maturities of short-term investments	254,917	757,085
Cash used in acquisition, net of cash received	(24,849)	(115,009)
Purchases of property and equipment, net	(14,946)	(7,101)
Purchases of private equity investments	(382)	(454)
Restricted cash and short-term investments pledged as security	(465)	4,565

Net cash provided by (used for) investing activities	(17,214)	108,332

Cash flows from financing activities:
Proceeds from exercise of stock options	13,559	24,452
Proceeds from employee stock purchase program	4,042	5,047
Repurchase of the Company’s common stock	(48,300)	(115,702)
Principal payments on long term debt	(1,708)	(1,626)

Net cash used for financing activities	(32,407)	(87,829)

Effect of exchange rate changes on cash	(5,300)	2,328
Net change in cash and cash equivalents	27,907	97,571
Cash and cash equivalents at beginning of year	180,849	83,278

Cash and cash equivalents at end of year	$208,756	$180,849